REGENT ASSISTED LIVING, INC.




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                          REGISTRATION RIGHTS AGREEMENT




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                           Dated as of March 30, 1998

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                                TABLE OF CONTENTS

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1. Definitions.................................................................1

2. Securities Subject to this Agreement........................................3

3. Shelf Registration and Piggyback Registration...............................3

4. Grant of Registration Rights to Others......................................5

5. Hold-Back Agreements........................................................5

6. Registration Procedures.....................................................6

7. Registration Expenses......................................................10

8. Indemnification............................................................11

9. Rule 144...................................................................13

10. Participation in Underwritten Registrations...............................13

11. Miscellaneous.............................................................14

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                          REGISTRATION RIGHTS AGREEMENT

          This Registration Rights Agreement (the "Agreement") is made and entered into as of March 30, 1998, by and between REGENT ASSISTED LIVING, INC., an Oregon corporation (the "Company"), and CHRISTOPHER T. ISHIKAWA, an individual (the "Purchaser").

          Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in Section 1 hereof.

          This Agreement is made pursuant to the Convertible Subordinated Note Purchase Agreement, dated as of March 30, 1998, by and between the Company and the Purchaser (the "Purchase Agreement"). In order to induce the Purchaser to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

          The parties hereby agree as follows:

          1. Definitions

          As used in this Agreement, the following capitalized terms shall have the following meanings:

          Common Stock: The Common Stock, no par value, of the Company.

          Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.

          NASD: National Association of Securities Dealers, Inc.

          Notes: The Company's 7.5% Convertible Subordinated Notes due March 31, 2008.

          Other Registrable Securities: All shares of Common Stock issuable upon conversion of Notes issued to the other purchasers pursuant to similar agreements dated on or about the date of this Agreement.

          Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          Piggyback Registration: See Section 3(c) hereof.

          Preferred Purchase Agreement: Purchase Agreement dated as of December 16, 1996, between the Company and Prudential Private Equity Investors III, L.P., a Delaware limited partnership.

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          Preferred Registrable Securities: (i) Any Common Stock issued upon the conversion of the Company's Series A Preferred Stock issued pursuant to the Preferred Purchase Agreement or issued upon conversion of the Company's Series B Preferred Stock issued pursuant to the Preferred Purchase Agreement, (ii) any Common Stock issued upon conversion of any of the Company's Series B Preferred Stock issued pursuant to the Preferred Purchase Agreement, (iii) any Common
Stock issued upon exercise of the warrant issued pursuant to the Preferred Purchase Agreement and (iv) any Common Stock issued or issuable with respect to the securities referred to in clauses (i), (ii) and (iii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Preferred Registrable Security, such securities shall cease to be Preferred Registrable Securities when they have been distributed to the public through a broker, dealer of market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any subsidiary.

          Prospectus: The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

          Registrable Securities: All shares of Common Stock issuable upon conversion of Notes originally issued to the Purchaser; provided that a share ceases to be a Registrable Security when it is no longer a Transfer Restricted Security.

          Registration Expenses: See Section 7 hereof.

          Registration Statement: Any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

          SEC: The Securities and Exchange Commission.

          Securities Act: The Securities Act of 1933, as amended from time to time.

          Shelf Registration: See Section 3(a) hereof.

          Transfer Restricted Securities: The Registrable Securities upon original issuance thereof, and with respect to any particular such security, so long as such security was acquired by the holder thereof other than pursuant to an effective registration under Section 5 of the Securities Act or pursuant to Rule 144; provided that a security that has ceased to be a Transfer Restricted Security cannot thereafter become a Transfer Restricted Security.

          underwritten registration or underwritten offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

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          2. Securities Subject to this Agreement

          (a) Registrable Securities. The securities entitled to the benefits of this Agreement are the Registrable Securities.

          (b) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns Registrable Securities or has the right to acquire such Registrable Securities, whether or not such acquisition has actually been effected and disregarding any legal restrictions upon the exercise of such right.

          3. Shelf Registration and Piggyback Registration

          (a) Shelf Registration. The Company shall file a "shelf" registration statement on any appropriate form pursuant to Rule 415 (or similar rule that may be adopted by the SEC) under the Securities Act (a "Shelf Registration"), as promptly as practicable and in no event later than June 1, 1998, for the Registrable Securities (the "Shelf Registration"). The Company agrees to use its best efforts to cause such Shelf Registration to become effective and thereafter to keep it continuously effective, and to prevent the happening of any event of the kind described in Section 6(k) hereof that requires the Company to give notice pursuant to the last paragraph of Section 6 hereof, for a period of two years from the date on which the SEC declares the Shelf Registration effective or such shorter period which will terminate when all the Registrable Securities covered by the Shelf Registration have been sold pursuant to such Shelf Registration.

          (b) Additional Interest and Reduction of Conversion Rate Under Certain Circumstances. If the Shelf Registration is not filed with the SEC by June 1, 1998, or if the Shelf Registration is not declared effective by the SEC by September 1, 1998, (i) the interest rates on the Notes affected by such failure shall increase (effective June 1, 1998, with respect to a failure to file the Shelf Registration, or September 1, 1998 with respect to the failure of the Shelf Registration to be declared effective) by 50 basis points (1/2%) over the annual interest rates then in effect and (ii) the Conversion Rate on the Notes affected by such failure shall decrease (effective June 1, 1998, with respect to a failure to file the Shelf Registration, or September 1, 1998 with respect to the failure of the Shelf Registration to be declared effective) by five percent (5%). If the Shelf Registration is not filed and declared effective by December 1, 1998, then (i) the annual rate at which the Company shall pay interest on the Notes shall further increase with respect to the Notes, effective on December 1, 1998, by 50 basis points (1/2%) over the annual interest rate then in effect and
(ii) the Conversion Rate on the Notes shall further decrease with respect to the Notes, effective on December 1, 1998, by five percent (5%). The annual rate at which the Company shall pay interest shall continue to increase by 50 basis points (1/2%) and the Conversion Rate shall continue to decrease by five percent (5%) at the end of each 180-day period thereafter, effective on the 181st day, until the Shelf Registration is filed and declared effective by the SEC. The interest rates and the Conversion Rate on the Notes shall return to the rates otherwise in effect on the Notes but for the application of the preceding provisions on the date the Shelf Registration is filed with or declared effective by the SEC, as applicable. The Company shall notify holders of the affected Notes immediately after the occurrence of each and

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every event which pursuant to this paragraph (b) results in any increase or decrease in the interest rates payable and the Conversion Rate on such Notes.

          (c) Piggyback Registration.

          (i) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Shelf Registration in accordance with Section 3(a)) and the registration form to be used may be used for the registration of the Registrable Securities (a "Piggyback Registration"), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such registration and shall include in such registration (other than registrations only of shares issued (A) for the purpose of acquiring another company or companies or (B) pursuant to an employee benefit plan) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice.

          (ii) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in the registration (A) first, the securities the Company proposes to sell, (B) second, the Preferred Registrable Securities requested to be included in such registration, pro rata among the holders of such Preferred Registrable Securities on the basis of the number of shares owned by each such holder, (C) third, the Registrable Securities and the Other Registrable Securities requested to be included in such registration, pro rata among the holders of all Registrable Securities and all Other Registrable Securities on the basis of the number of shares requested to be included in such registration by each such holder, and (D) fourth, other securities requested to be included in such registration.

          (iii) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company shall include in the registration (A) first, the securities requested to be included therein by the holders requesting such registration and the Preferred Registrable Securities requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of shares owned by each such holder, (B) second, the Registrable Securities and the Other Registrable Securities requested to be included in such registration, pro rata among the holders of all Registrable Securities and all Other Registrable Securities on the basis of the number of shares requested to be included in such registration by each such holder, and (C) third, other securities requested to be included in such registration.

          (d) Other Registrations. If the Company has previously filed a Registration Statement with respect to the Registrable Securities pursuant to this Section 3, and if such

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previous Registration Statement has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 90 days has elapsed from the effective date of such previous registration.

          4. Grant of Registration Rights to Others

          If registration rights are granted to any holder of shares of any class of capital stock or debt of the Company, other than a holder of Registrable Securities or Other Registrable Securities ("Additional Registration Rights"), then the Company shall promptly notify the holders of Registrable Securities upon the grant of such registration rights and offer to the holders of Registrable Securities such additional registration rights granted to such other holders so that the terms and conditions of all registration rights granted to the holders of Registrable Securities by this Agreement and any subsequent agreement are at least as favorable as the registration rights granted to such other holders in all terms and conditions. Upon receipt of such notice and offer, the holders of Registrable Securities shall have 30 days to provide notice to the Company that any such holder of Registrable Securities accepts such additional registration rights. If any such other holder exercises any Additional Registration Rights during such 30-day period, the holders of Registrable Securities shall have the right within such 30-day period to accept the offer, and to provide notice of the intent of any such holder of Registrable Securities to join in any such registration, subject to the terms and conditions of the Additional Registration Rights and this Agreement, as applicable.

          5. Hold-Back Agreements

          (a) Restrictions on Public Sale by Holder of Registrable Securities. Each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement filed pursuant to Section 3 hereof agrees, if requested by the managing underwriters in an underwritten offering, not to effect any public sale or distribution of securities of the Company of the same class as the securities included in such Registration Statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration), during the 10-day period prior to, and during the 90-day period beginning on, the closing date of each underwritten offering made pursuant to such Registration Statement, to the extent timely notified in writing by the Company or the managing underwriters; provided, however, that each holder of Registrable Securities shall be subject to the hold-back restrictions of this Section 5(a) only once during each 12-month period of this Agreement.

          (b) Restrictions on Sale of Common Stock by the Company and Others. In the event a holder of Registrable Securities notifies the Company in writing of its intent to effect an underwritten offering of any Registrable Securities, the Company agrees (1) not to effect any public or private offer, sale or distribution of its Common Stock, including a sale pursuant to Regulation D under the Securities Act, during the 10-day period prior to, and during the 45-day period beginning with, the effective date of a Registration Statement filed under Section 3 to the extent timely notified in writing by a holder of Registrable Securities or the managing

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underwriters (except as part of such registration, if permitted, or pursuant to registrations on Forms S-4 or S-8 or any successor form to such Forms).

          6. Registration Procedures

          In connection with the Company's registration obligations pursuant to
Section 3 hereof, the Company will use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as possible:

          (a) prepare and file with the SEC, as soon as practicable, a Registration Statement or Registration Statements on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements required by the SEC to be filed therewith, cooperate and assist in any filings required to be made with the NASD, and use best efforts to cause such Registration Statement to become effective; provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company will furnish to the holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review of such holders and underwriters, and the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the holders of a majority of the Registrable Securities covered by such Registration Statement or the underwriters, if any, shall reasonably object;

          (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus; the Company shall not be deemed to have used its best efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in selling holders of the Registrable Securities covered thereby not being able to sell such Registrable Securities during that period unless such action is required under applicable law, provided that the foregoing shall not apply to actions taken by the Company in good faith and for valid business reasons, including without limitation the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of
Section 6(k), if applicable;

          (c) notify the selling holders of Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in

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writing, (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contemplated by paragraph (o) below cease to be true and correct, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (6) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

          (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

          (e) if requested by the managing underwriter or underwriters or a holder of Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

          (f) furnish to each selling holder of Registrable Securities and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          (g) deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

          (h) prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their

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respective counsel in connection with the registration or qualification of such
Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any seller or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

          (i) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

          (j) use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

          (k) upon the occurrence of any event contemplated by paragraph (c)(6) above, prepare a supplement or posteffective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (l) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed if requested by the holders of a majority of such Registrable Securities or the managing underwriters, if any;

          (m) not later than the effective date of the Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable trustee(s) or transfer agent(s) with printed certificates for the Registrable Securities which are in a form eligible for deposit with Depositary Trust Company;

          (n) enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration (1) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement; (2) obtain opinions of counsel to the Company and updates thereof

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(which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority of the Registrable Securities being sold) addressed to each selling holder and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such holders and underwriters; (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings; (4) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and (5) the Company shall deliver such documents and certificates as may be requested by the holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with clause (k) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

          (o) make available for inspection by a representative of the holders of a majority of the Registrable Securities, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by the sellers or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such registration; provided that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order;

          (p) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) (1) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering, or (2) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month periods; and

          (q) promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement), provide copies of such document to counsel to the selling holders of Registrable Securities and to the managing underwriters, if any, make the Company's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such selling holders or underwriters may reasonably request.

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          The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

          Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(k) hereof, such holder will forthwith discontinue disposition of Registrable Securities until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(k) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods regarding the maintenance of such Registration Statement shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(6) hereof to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 6(k) hereof or the Advice.

          7. Registration Expenses

          (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules and regulations of the NASD), fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters or selling holders in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority of the Registrable Securities being sold may designate), printing expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with Depositary Trust Company and of printing prospectuses), messenger, telephone and delivery expenses, and fees and disbursements of counsel for the Company and for the sellers of the Registrable Securities (subject to the provisions of Section 7(b) hereof) and of all independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance), underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities or legal expenses of any Person other than the Company and the selling holders), "road show" fees and expenses of the Company and its management, securities acts liability insurance if the Company so desires and fees and expenses of other Persons retained by the Company (all such expenses being herein called "Registration

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Expenses") will be borne by the Company, regardless whether the Registration
Statement becomes effective. The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

          (b) In connection with the Shelf Registration or a Piggyback Registration hereunder, the Company will reimburse the holders of Registrable Securities being registered in such registration for the reasonable fees and disbursements of not more than one counsel (or more than one counsel if a conflict exists among such selling holders in the exercise of the reasonable judgment of counsel for the selling holders and counsel for the Company) chosen by the holders of a majority of such Registrable Securities.

          8. Indemnification

          (a) Indemnification by Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, its officers, directors and employees and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such preliminary Prospectus if (i) such holder failed to deliver a copy of the Prospectus to the person asserting such loss, claim, damage, liability or expense after the Company had furnished such holder with a sufficient number of copies of the same and (ii) the Prospectus completely corrected such untrue statement or omission; and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the Prospectus and the holder of Registrable Securities thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of the Registrable Securities to the person asserting such loss, claim, damage, liability or expense after the Company had furnished such holder with a sufficient number of copies of the same. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities, if requested.

          (b) Indemnification by Holder of Registrable Securities. In connection with the Shelf Registration or a Piggyback Registration, each holder of Registrable Securities will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder to the Company specifically for inclusion in such Registration Statement or Prospectus. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

          (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assure the defense of such claim and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

          (d) Contribution. If for any reason the indemnification provided for in the preceding clauses (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding clauses (a) and (b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided that no Purchaser shall be required to contribute in an amount greater than the dollar amount of the proceeds received by such Purchaser with respect to the sale of any securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          9. Rule 144

          The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities made after March 30, 2000, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities
Act), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or
(b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such information and requirements.

          10. Participation in Underwritten Registrations

          If any of the Registrable Securities covered by the Shelf Registration or a Piggyback Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the holders of a majority of such Registrable Securities included in such offering; provided that such investment bankers and managers must be reasonably satisfactory to the Company. If requested by the holders of a majority of such Registrable Securities, the Company shall use its best efforts to make available its senior management to participate in any "road shows" reasonably requested by such holders.

          No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this Section 10 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.

          11. Miscellaneous

          (a) Remedies. Remedies for breach by the Company of its obligations to register the Registrable Securities shall be as set forth herein.

          Each holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. Other than as disclosed on Schedule 11(b) hereto, the Company has not previously entered into any agreement with respect to its securities granting any registration rights to any Person. The rights granted to the holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any such agreements.

          (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of holders of at least 50% of the outstanding Registrable Securities.

          (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

               (i) if to a holder of Registrable Securities, at the most current address given by such holder to the Company in accordance with the provisions of this Section 11(d), which address initially is, with respect to the Purchaser, the address set forth next to the Purchaser's name on the signature page of the Purchase Agreement, with a copy to Latham & Watkins, 633 West 5th Street, Suite 4000, Los Angeles, California 90071, Attention: Eva Herbst Davis, Esq.; and

               (ii) if to the Company, initially to Regent Assisted Living, Inc., 121 SW Morrison, Suite 1000, Attention: General Counsel and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 11(d), with a copy to Stoel Rives LLP, 900 SW Fifth Avenue, Suite 2300, Portland, Oregon 97204, Attention: Todd Bauman, Esq.

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
          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

          (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of Registrable Securities.

          (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (h) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

          (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the securities sold pursuant to the Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          (k) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

The Company:                       REGENT ASSISTED LIVING, INC.,
                                   an Oregon corporation


                                   By:     WALTER C. BOWEN
                                           -------------------------------------
                                           Walter C. Bowen
                                           -------------------------------------
                                   Title:  President


Purchaser:                         CHRISTOPHER T. ISHIKAWA,
                                   an individual


                                   CHRISTOPHER T. ISHIKAWA
                                   ---------------------------------------------
                                   Christopher T. Ishikawa

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